EXHIBIT 99.1

Opti-Harvest, Inc.

Conference Call with Securityholders

May 15, 2023

Presenters

Geoffrey Andersen, Chief Executive Officer

Jonathan Destler, Founder & Corporate Development Director

Kristen Papke, Investor Relations

Q&A Participants

[name redacted] (sp) - Private Investor

[name redacted] (sp) - Private Investor

[name redacted] (sp) - Private Investor

[name redacted] - Private Investor

[name redacted] (sp) - [name redacted]

[name redacted] (sp) - Private Investor

[name redacted] (sp) - Private Investor

[name redacted] (sp) - Private Investor

[name redacted] (sp) - Private Investor

[name redacted] (sp) - Private Investor

[name redacted] [name redacted]

[name redacted] (sp) - Private Investor

Operator

Greetings. Welcome to Opti-Harvest’s Shareholder Update Call. At this time, all participants are in listen-only mode. A question-and-answer session will follow the formal presentation. If you’d like to ask a question at that time, please press star, one from your telephone keypad, and a confirmation tone will indicate your line is in the question queue. You may press star, two if you would like to withdraw your question from the queue.

For participants using speaker equipment, it may be necessary to pick up your handset before pressing the star keys. If anyone should today require operator assistance during the conference, please press star, zero from your telephone keypad. Please note, this conference is being recorded.

At this time, we will now turn the conference over to Kristen Papke with Investor Relations for Opti-Harvest. Please go ahead.

Kristen Papke

Thank you, and welcome to this conference call. Before we begin, please let me remind you that during the course of this conference call, Opti-Harvest management may make forward-looking statements. These forward-looking statements are based on current expectations that are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations.

These risks are outlined in the risk factors section of Opti-Harvest’s SEC filings, which may be read on the SEC website at sec.gov. Any forward-looking statements should be considered in light of these factors. Please note also, as of Safe Harbor, any outlook we present is as of today, and management does not undertake any obligation to revise any forward-looking statements in the future. Also, the information provided during this conference call is not intended to, and shall not be construed as, an offer to sell or a solicitation of an offer to buy any securities of Opti-Harvest.

With me on the call today are Geoffrey Andersen, Opti-Harvest’s Chief Executive Officer, and Jonathan Destler, Founder and Head of Corporate Development. Management will begin with their prepared remarks, and then we will open the call for questions. Following the live call today, a telephone replay will be available through May 29, 2023, by dialing 877-660-6853 or 201-612-7415. The access ID number is 13738849.

With that, I would like to turn the call over to Geoff Andersen. Geoff, please go ahead.

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Geoffrey Andersen

Welcome, Opti-Harvest shareholders. Good afternoon. I’m Geoff Andersen, CEO of Opti-Harvest, and I am with Jon Destler, Founder and Director of Corporate Development. Thank you very much for taking the time to join our call today. I have had the opportunity to speak with several of you, but for those I haven’t met, please allow me to share a bit about my background and my appreciation for your support of Opti-Harvest.

I retired in 2020 after 33 years in the agriculture and agricultural industries. That experience included leading entrepreneurial businesses as well as for-profit technology businesses within John Deere. I spent 25 years of my career with Deere in sales, marketing, business development, and operating leadership roles. Shortly after retirement, I was introduced to Jon and Opti-Harvest. I was immediately impressed by the technology and field trial results.

After visiting with the team in several customer locations, I eagerly accepted an Advisory Board role in 2021. I continued to invest time with the company, becoming more and more enthusiastic about the technology and products. I accepted the CEO role in December 2022 at a time where I believed my experience and skills would help accelerate the growth of the company. After six years of hard work developing a world-changing agricultural technology, we are now at a crucial crossroads in our company’s development.

During the past year, we have been transforming from an R&D-focused company to a commercial sales and marketing organization. As we move through this inflection point, we believe it’s important to bring everyone together to provide an update on the company’s progress as well as to discuss our current status with regard to the prospective IPO financing and other potential funding options.

We have successfully developed, tested, and proven our patented technology with some of the world’s biggest growers of high-value specialty crops. This work had been primarily based in California. Our products deliver tremendous value to the specialty crop farmer, including increased yields, more uniform ripening, hence more marketable fruit, decreased time to production for newly planted trees and vines, and a reduced need for pesticides.

Some of the most compelling benefits may be the remarkable reduction in labor costs and an amazing reduction in water use, as evidenced in our recently announced trial results from our collaboration with the University of California, Davis. Legislators in Washington and growers around the globe are taking notice.

These benefits have been proven and quantitatively as well as qualitatively documented in trial after trial. Growers are excited to see this technology deployed on their farms, and our commercialization plans are well under way. Many of you have been following us on LinkedIn and other social media outlooks and have been some of this progress as we post updates on these outlets.

As CEO of Opti-Harvest, you have entrusted me with great responsibility, and it is my honor to serve this company as we begin to turn this important corner. Please know that I humbly accept this responsibility, and I greatly appreciate your continued support as we grow this company to achieve the success we all believe in.

I will now turn the call over to Jon to share with you information about our current funding opportunities.

Jonathan Destler

Thanks very much, Geoff. As we sit here today speaking with all of you, the investors who have made this company possible, we are poised to enter what we believe will be a high-growth phase in our company’s development. A simple analogy would be we’ve built the rocket, it’s on the launchpad, and the next capital we bring in will fill our fuel tanks and allow us to take off and ramp sales.

Unfortunately, the past year has proved much more difficult than anticipated to secure this much-needed expansion capital. As most of you are aware, we’ve been building the company during one of the most challenging markets for attracting capital for a company at Opti-Harvest’s stage of development. To date, through the generous support of all of you and a focus of getting the most from every dollar that we spend, we’ve been able to fund our development to the stage that we are today without accessing the private or public capital markets, and we are very grateful to all of you for your support.

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As you all know, in the second half of 2021, we were poised to address our capital needs through an initial public offering of our stock. However, by the time we cleared the SEC review process in Q1 of 2022, the market for small cap company IPOs deteriorated dramatically, and we found ourselves doing what seemed to us to be pushing a huge boulder up a very steep hill.

As much as we pushed, our bankers were unable to complete a financing with an early-stage company like ours unless it was done with owners’ terms. So, we all decided it was better to withdraw our registration and wait for a better market. Months passed, and we were able to continue to making progress operationally, albeit at a much slower pace than we would have liked through a series of smaller bridge financings.

We, then, refiled our S-1 registration for IPO in August of 2022 and were cleared and went effective with the SEC this past February. During the time since then, we have worked with our bankers to secure a deal that would work for their clients and for our company. Please bear in mind that while the markets have somewhat stabilized, it is still incredibly difficult for early-stage companies like ours to attract capital from institutional investors.

In the past few weeks, our bankers came back to us with feedback that in the current market conditions, they could get the IPO completed if we were willing to accept a valuation that reflects the reality of the current market conditions, meaning a lower valuation. The days of premium valuation IPOs have definitely passed for now. And, if we’re going to go this route, we have no choice but to accept a valuation in the $40 million to $50 million range.

To put that in terms that you can relate to, at those valuations, we would need to do another 1 for 2 reverse stock split that would bring the total outstanding shares to approximately $12 million. The reason for this is that $4 is the minimum required stock price to qualify for a NASDAQ listing. And the math dictates that if we are valued at $50 million, and the share price has to be $4, then we have to adjust the overall structure of the company, meaning the outstanding shares in total, to make this work.

We would, then, place 2 million shares to new investors at $4 a share and become a publicly traded NASDAQ company. As part of the process, we would also need to remove restrictions, in other words, make free trading about 2.5 million shares of stock on a pro rata basis from existing investors who have held those shares for at least two years. That stock would be able for sale at the time of the IPO. I think that is good news for most of you.

Our shareholders will also have an opportunity to purchase shares directly in the IPO by opening an account with WestPark Capital. And those newly purchased shares would be free to trade immediately. So, please contact us directly for more information on how this would work.

We want to be clear with everyone that doing a 1 for 2 reverse stock split on top of the recent 3 for 2 split that we did does not change your percentage ownership in the company, but it does change your cost basis. For example, anyone who bought stock at $2 a share would have a pre-IPO cost basis of $6, people who bought stock in the $0.75 rounds would a pre-IPO basis of $2.25, and those who invested at $3 would have a pre-IPO basis of $9 per share.

The bankers already have communicated to us that if we accept this valuation, we could close the offering quickly. This would allow us to significantly ramp up our sales and marketing efforts and move the company forward, which we need to do. Our belief is that our success in these efforts would drive the value of our company and our stock, thereby creating value for all our investors.

The IPO is on the table, it’s ready to go. The valuation is considerably less than what we initially thought and hoped for. But, it’s a clear reflection of where the market is today and definitely a bird in hand. Given the extremely unpredictable market we face with political debt negotiations, unprecedented interest rate increases, and constant recession predictions, we are actually fortunate to have this offer on the table today.

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We wanted to take this opportunity to update and present all of this to you before we move ahead and make clear to everyone that we have worked diligently, exploring numerous alternative pathways for funding, including private, venture capital, and investment from strategic partners. While there is real interest and continuing dialogue in these areas, we do not believe the timing uncertainty involved with these avenues would allow us to move in this direction, given our current financial needs.

For those of you who are interested in lowering your cost basis, we would like to offer another option. In addition to participating in the IPO directly, as we mentioned earlier, we do have a bridge note that is currently available to qualified investors. This is a convertible note with a six-month maturity paying 12 percent per annum, and convertible at the holder’s option at a 25 percent discount through the $4 offering price.

And, in addition, for every $100,000 in investments, there would be 20,000 shares of restricted common stock granted to the holder. If you would like more information on this offering or how to participate directly in our upcoming IPO, please contact us as soon as possible for more details as we will be closing this offering in the near future.

So, we’d really like to thank all of you again for your support and for your time today and would now like to open the call for questions.

Operator

Thank you. Please go ahead.

Geoffrey Andersen

So, this is Geoff Andersen. We did received some questions in advance, primarily around the timing of the IPO, and then obvious interest in how our sales are progressing and our revenues are ramping up.

Unfortunately, given that we have an effective registration statement in place, we would prefer not to say anything that may elicit more questions or comments from the SEC, thereby causing further delays in completing this IPO. As we pointed out during our prepared remarks, we have been ramping sales but as a slower pace than what we would like. Much of this is due to our financial constraints during this past year.

The proceeds of this funding will allow us to ramp up sales at a much faster pace as we continue to see strong interest in our technology and products. Once we are public, we expect to have a lot to share with all of you, and we are very much looking forward to that. In the meantime, please refer to our current S-1 registration statement and also to our first quarter 2023 10-Q, which will be filed by next Monday. Thank you.

Operator

Thank you. And as a reminder, to ask a question today, you may press star, one from your telephone keypad, and a confirmation tone will indicate your line is in the question queue. You may press star, two if you would like to remove your question from the queue. For participants that are using speaker equipment, it may be necessary to pick up your handset before pressing the star keys.

One moment, please, while we poll for questions. Thank you. Thank you. Our first question comes from the line of [name redacted], a private investor. Please proceed with your questions.

[name redacted]

Fine. Thank you, Jon and Geoff, for opening it up for questions for us. I have a question on when the (inaudible) IPO, and it sounds like it’s pretty guaranteed after the stock split described. How does the money come out as far as the equitizing of the company, people that have notes, people that have recently just invested money outside of the stock, um, you know, getting stock? Does that money come out first? Or what is that, uh, line of disbursement? Um, thank you.

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Jonathan Destler

Hey, [name redacted]. It’s Jon. I’ll take that one. So, that kind of goes to where we are in the process where we haven’t finalized all those details in terms of notes. That’s a small group of people, uh, out of the several hundred people that are on this call. So, that will be figured out here as we get closer. And a lot of it, I will say, just depends on the NASDAQ requirements and what we need to do to meet, you know, balance sheet and stockholder equity. So, that’s something we’ll be glad to share with you and, you know, the other note holders. We can do a separate call.

But, I can say that our goal is, and what we’re hearing, is that this is imminent. We’re trying to get this done, you know, in the next few weeks. And, um, the main use of proceeds, of course, is, you know, to move the company forward in sales and marketing. But then, yeah, those questions will be answered separately, and we’ll address that with the note holders.

[name redacted]

Great. Thank you. And I had one more question. So, the fact that we’re doing another stock split, I understand we did one recently, but what, did the market change? I mean, obviously, they had a difficult time trying to get this deal done. But, the market changed that much from when the previous stock split was done. Is that what caught us so off-guard? Because I thought that was kind of a done deal at that point.

So, I’m just, I understand how difficult the market is. I, you know, respect that. But, it’s just interesting that we’re so caught off-guard again by what the expectations were. Uh, so you might have kind of answered that in the beginning. I’m just kind of trying to understand what the guarantee is, this one is going to be a guarantee again, that makes you so confident that this will allow you to get this deal done? Thank you.

Jonathan Destler

Yeah, it’s a really good question. And without pointing fingers, I guess I’ll say we kind of rely on our bankers with, you know, with regard to this. So, we were caught a bit off-guard as well, right? We would have preferred to have been told that and do it all at once. And this is another reason we’re having this call today. So, it’s been a choppy market. We don’t have a great answer other than we get the communication through the bankers we work with.

And Geoff and I have been very active out there to sort of cross-check and back channel, and we’re speaking, we’re engaged with WestPark Capital, but we’re in dialogue with several firms, some of which obviously, we could be in their selling group, so cross-checking and seeing what the market is and not just taking their word for it.

So, yeah, I mean, it was, it’s a bit frustrating, but that’s, we’re going on the counsel that we get. And your question on point, though. We don’t have a great answer other than, you know, we’re doing the best we can with the counsel we’re getting. And now, we feel pretty good, this is where we’re at, and we should be ready to go.

[name redacted]

Great. Thank you so much. And I just have one more question, and I’ll be done. You had mentioned that the, our shares now will be unrestricted, if I understand that. That is changing the status of those shares. Can you explain that a little better? Thank you.

Jonathan Destler

So, how that works is to qualify for a NASDAQ listing, there is a value of the free float. And don’t quote me exactly. I think it’s $15 million here. Again, this is all going on what our auditors and bankers, so the delta between what we’re raising, um, and that number needs to be filled by freeing up, right, unrestricting, which everybody has restricted stock as of now, um, a needed amount or an amount of shares that will kind of fill that delta.

So, I think that’s approximately that number I mentioned, $2.5 million. And that would be spread out across the shareholders that own their stock for, you know, $2 or more. So, that’s being done in parallel. And that’s in relation to the qualification to NASDAQ process, right? Because you’ve got different, there are different, um, metrics they use, right? If you don’t qualify under, you know, a revenue or balance sheet, there’s other alternative ways that you can qualify. And that’s one of them. That’s the best way we understand it.

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[name redacted]

Okay. All right. Thank you, Jon. Thank you.

[name redacted]

Thanks, Jeff.

Operator

Thank you. As a reminder, you may press star, one to ask a question at this time. Our next question is from the line of [name redacted] (sp), a private investor. Please proceed with your question.

[name redacted]

I have a few. Are you able to hear me?

Jonathan Destler

Yeah, I can hear you.

Geoffrey Andersen

Yes, we can hear you.

[name redacted] Okay. Very well, didn’t know the process. Um, as an early investor with a $2 cost, I was granted warrants at $3. What is the value of warrants under this new revaluation? Is it a $6 valuation? Is a warrant now a $9 exercise price?

Jonathan Destler

So, the warrants should, uh, split the same way as the common stock. So, whatever they were, that would be, uh, I guess they would be $9 as of now, right? And that’s all things that we’ll be looking at once we’re completed with the split. But, the warrants and the stock should split, as we understand it, the same way.

[name redacted]

Is there a deadline on exercising the warrants, assuming that the stock, uh, is well received by the marketplace?

Jonathan Destler

We’d have to look and see what that, those warrants you’re referring to, um, are, Andy. So, we’d be glad to do that, look at your warrants, in particular, and be glad to talk to you offline. And we can go through it all and see where that all comes out. And, you know, again, we’ll revisit all of this now at the other side of this and see where the warrants are. And this is just, we’re just in the middle of kind of beginning this process.

[name redacted]

Thanks, Jon. I’ve got a couple more related issues.

Jonathan Destler

Sure.

[name redacted]

There had been a whisper that BASF was a partner in both the raw material and the production of these, uh, Opti-Harvest devices, I’ll call them. Um, is that still an active relationship?

Jonathan Destler

Yes. We’ve been working with BASF for several years now. And they’re involved, um, very much with us on one product, in particular, in our Opti-panels. And, as you know, they are a chemicals company, so, you know, our products are made from polyethylene. And then, the formulation that goes in with that, the pigment, the UV, the stabilizers, the additives, uh, that’s where we work closely with them and their expertise with agriculture to make sure our products have the longevity and, uh, all the other sort of characteristics that we need. So, the answer is yes, we work closely with them.

[name redacted]

Thanks. Are there orders in the pipeline to be filled? And, if so, when will that turn into a revenue stream and a timeline?

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Jonathan Destler

Andy, I think Geoff addressed, you know, what we wanted to say today without eliciting more comments from the SEC. For right now, I think it’s, I mean, we could say more, but then we risk delaying and getting more comments. And we’d prefer to just refer to what’s in our filings right now. But, like I said, once we’re public, we’ll be glad to share. We’ll have a lot more to talk about.

[name redacted]

Thanks. That’s all of my questions. I appreciate the candor and, um, other responses.

Jonathan Destler

Andy, thanks for your support.

Operator

Our next us from the line of [name redacted], a private investor. Please proceed with your questions.

[name redacted] Hey, Jon. I understand the move going forward. I’m speaking for myself but maybe for some other investors. It’s a little disappointing to, um, lose some of the shares that we have now, and the valuation at $4, if it goes out based upon the number of shares we’re going to end up with and being reduced, is probably, um, the value at $4 a share. But, the shares that we’re going to have for me personally is going to be about 40 percent less than what I put in opening up, which was kind of the opposite of what we were hoping for.

Um, and I was under the impression that you guys were going to look at possibly offering another option for investors on this call, uh, moving forward, based upon, um, the ability, um, to offer the investors internally and opportunity to invest in the company, raise money short term that way rather than go public at this time. Can you give a little background on those conversations and what led you to the idea that that probably wasn’t a possibility now?

Jonathan Destler

Yeah, [name redacted], I’ll speak to that, and I think Geoff can confirm here. I mean, this is not for any lack of a Herculean effort here over the last year, and especially over the last several months, in looking at what our options are and looking at the risk in, you know, delaying an IPO. And, given the window that we have here and the uncertainty in the world, right, there’s a window open. And that could close. And then, you’re getting into summer.

So, we’ve been very active speaking to people like we mentioned earlier in the call. Privately, venture capital, world strategic partners, looking at what we might be able to do internally. We did mention that we have — investors have an ability to invest in the IPO in the bridge note. But, I think that, uh, what with the Board and the company and the advice that we’ve gotten and the feedback we’ve gotten, it just seemed that, you know, the most prudent thing to do would be to get this deal done.

And, again, I mean, I think we’ve explained that nobody is losing shares per se. It’s just we’ve got a smaller pie, and everybody still has the same percentage ownership. And this just seems like the best, most prudent way to move the company forward and risk, there’s companies that don’t make it this far in this market. And it’s really that bad out there.

So, we’ve decided, this is a moment in time. This does not reflect the value of the company in six months, in a year from now. Uh, it just reflects right now to get something done. And, again, we’re doing a much smaller offering than what was originally contemplated a year ago. Um, that’s also because of, the size of the deal is what we’re hearing and seeing are the size of the financings that are actually getting done today. So, it becomes sort of an existential question, right? And that’s where I think that we’re taking the route that provides the best way forward for everybody.

[name redacted]

Jon—.

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Geoffrey Andersen

[name redacted], would you mind if I just add a couple of comments? Not only have our investors had to have a lot of patience with us during this process, but you can probably understand that our customers, our employees, our suppliers, you know, everyone has been, um, very patiently waiting for this to happen. And, you know, Jon and I just feel like we have to move on this offer on the table, if at all possible, so that, you know, we can secure commitments to these groups as well.

[name redacted]

Well, I appreciate that. I’m sure all the investors do, too. One thing that was bantered about a little bit is the, um, the concept of possibly, uh, in the future, we would have an opportunity to do a forward split to give back, the investors that have come in with you from the beginning, would get a chance to increase their, uh, shares to what they were before on a forward split. Can you, have any idea about any kind of, can you speak to that at all? Or is that something you’ve given any thought to?

Jonathan Destler

Yeah, [name redacted], I’ll speak to that. I don’t see any reason why we wouldn’t entertain that. Um, again, here it’s, you know, it’s a matter of where the value of the company is and if we execute, that will drive that. I mean, ultimately, I think, um, the answer is yes. And I, again, just want to stress, you know, the mechanics of this. Whether someone has 5,000 shares of a stock at $10 or 10,000 shares of a stock at $5, it really doesn’t matter in the end.

Um, I think it’s more the psychology of it. But, there is something to say as we grow here, we’re going to want to have a bigger, you know, more liquidity, more volume. And so, those are the type of things that could definitely come into play, Larry. So, yes. And, again, this is, you know, everybody shares, the insiders. We all get trunked down. It’s like, you know, folding the towel one more time to fit into the bag. But, we’d prefer not to have to do it. And, uh, yeah, so, yeah, those are good questions. And the answer is yes, Larry. We’d be open to that, for sure.

[name redacted]

Okay, I appreciate my questions being answered, and I fully appreciate, you know, Jon, you and I had a number of conversations, and I’m always impressed about how hard you’re working and what you’ve got going. And I know that, and I believe in you guys 100 percent and your work ethic. So, I appreciate all of that, and I’m sure the investors do, too.

Jonathan Destler

Larry, thanks. And we appreciate you, for sure. You’ve been a great friend of the company and great investor. Thank you.

[name redacted]

Thank you.

Operator

Our next question is from the line of Paul Kugner (sp), a private investor. Please proceed with your questions.

[name redacted]

No, my questions have been answered. Thank you.

Operator

Thank you. The next question is from the line of Gerard Tepper (sp) with AGO Capital (sp). Please proceed with your question.

[name redacted]

Good afternoon, guys. Two quick questions. Most of the stuff that I wanted to ask were already answered. One, how do we know this is potentially a full start of taking the shareholders and the company in the direction of going public and not succeeding in the raise? And what are we looking to raise on this round? What are your expectations as far as capitalized raise on the deal?

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Jonathan Destler

Gerard, could you say the first part of the question again? I didn’t hear it.

[name redacted]

How far along are we down the process that this is going to become a public company here in the next 30 or 60 days? We’ve been down the path a couple of times and false starts, anticipating an IPO, and it hasn’t started. Uh, how confident are we this time this is, we’re going to get this to the finish line?

Jonathan Destler.

I’ll give my take, and then, Geoff, you can add in. Again, we’re going with what we’ve been, our interaction directly with our bankers. And, um, this is a different conversation we’re having. I mean, they’ve proposed us, what was first a more aggressive deal, but now, it sounds to me, we’re down to a final checklist. I mean, Geoff, do you want to kind, of from your perspective, the calls we’ve had and what it sounds like?

Geoffrey Andersen

Yeah, Jon, I would agree. You know, I’ve been actively involved with this process since December, and, uh, I can tell you a completely different, um, level of discussion now. It’s, you know, we’ve had to really push hard and try and negotiate. But, we’re now negotiating, and, you know, that really leads me to believe that we’ve kind of reached an agreement that will go forward very quickly.

Jonathan Destler

Yeah, Gerald, just add, like now, it’s down to, the conversations are about checking off on a checklist things that, as I mentioned earlier in the call here, to make sure all the qualifications are there and final review of, you know, numbers and cap tables. So, it’s more like, the sense we get is that we’re, before we were stuck at the gate, the plane was. And now, we’re being taxied out on the runway, you know. So, that’s definitely the feeling, and that’s what we’re hearing.

[name redacted]

Okay.

Jonathan Destler

Oh, and, sorry. And then, the second part of the question is, uh, it’s still the, uh, $8 million raise is what we’re targeting. And, look, we’re hoping if there’s more interest, that we raise more. But, that’s, I think, the target still.

Operator

The next question comes from the line of [name redacted], a private investor. Please proceed with your question.

[name redacted]

Hi, fellows. Um, a little bit different kind of question. Um, I really haven’t, to be honest, I mean, I’ve seen some of the press releases you guys have done to us, and that’s great. But, how does one, and I think everybody on this call might appreciate this, how does one figure out exactly where we stand if we’ve invested a couple of different times since you talked about reverse splits and all this stuff? I’d kind of like to know how I can keep track without picking up the phone and having to call you. What’s the best way to do that?

Jonathan Destler

So, [name redacted], e-mail is always available. And, uh, now that I, uh, and hi, Ron, by the way. It’s good to hear you.

[name redacted]

Hi.

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Jonathan Destler

I think, you know, getting a call directly to you. So, everybody has access to, they should have statements that are e-mailed to them from the transfer agent. And if you’re not, then let’s make sure we have your contact information updated. Um, we can, we’re happy to facilitate us, and through our Investor Relations firm. Kristen Papke is on, led off the call here, introduced everybody, whom we’ve engaged, which also should tell you, I mean, they’re a public company Investor Relations firm.

So, anybody wanting information about their current holdings, um, can reach out to the company, through our Investor Relations firm, or to Colonial Stock Transfer and get an updated statement. As it relates to the split and all of that, because that’s definitely something we, you know, don’t expect to be, you know, just an easy thing for everybody to understand, you know, we’ll be available. You can reach out, you know, through e-mail, through phone.

[name redacted]

What’s the best?

Jonathan Destler

Yeah.

[name redacted]

Yeah, what’s the best e-mail or phone number to reach you guys at?

Jonathan Destler

Whatever you see on our website. And I think there’s a, is it Kristen? I don’t know if you’re there. Is it info@opti-harvest.com, or IR?

[name redacted]

—Yeah, okay.

Jonathan Destler

It should be on our—

[name redacted]

—They show ir@opti-harvest.com.

Jonathan Destler

There you go. That would be it, that would be it. Yeah, Investor Relations. Yeah, IR.

[name redacted]

Okay. Good. Thank you.

Jonathan Destler

And, Ron, we’ll follow up with you after the call now that you’ve brought that question to make sure you get what you need.

[name redacted]

I appreciate it. I just haven’t you know, I haven’t been on top of it as much as I should have, so I appreciate that. Thank you.

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Jonathan Destler

Thanks, [name redacted].

Operator

Our next question is from the line of [name redacted] (sp), a private investor. Please proceed with your questions.

[name redacted]

My question has been answered, guys. Thank you.

Jonathan Destler

Thanks, Fritz.

Operator

Our next questions are from the line of [name redacted] (sp), a private investor. Please proceed with your questions.

[name redacted]

Hey, Jon, [name redacted].

Jonathan Destler

Hi, [name redacted].

[name redacted]

How are you doing? Um, what happens after the stock goes public? Let’s say $4 it closes at. And then, volume starts to trickle down. Who is going to be keeping the market aware of what’s going on with you guys? Is there an institutional investor, institutional company that can do that? Because obviously, when the volume goes down, the stock goes down. You know, we’re down 40 percent already on $2 buyers. And I’d hate to see the stock go from 4 to 2 to 1, whatever, which many of these startup companies have. So, who is going to be putting information out, so the stock doesn’t deteriorate further after it goes public?

Jonathan Destler

So, as you mentioned, the firm that’s hosted this call, Earth Communications, was engaged recently. And, uh, so they are a full-service Investor Relations firm, and um, very active, very experienced, people we’ve known for a long time. I have for decades. So, we have that in place, Tony, and we’re going to be, you know, we’ll be very active and proactive in that space, um, working with that firm. And, you know, we expect to have a lot of news to share as well.

[name redacted]

There’s no institutional, at this point, company that would follow the stock, make recommendations? Is it too early for anybody to do that? Or will that happen, do you think?

Jonathan Destler

No, I don’t think it’s too early. And certainly, we can’t speculate on that on this call, right? We’re not public yet. But, um, we have WestPark Capital who I think is building our research and the other firms that are in, may be involved. We can’t comment on things that aren’t out there yet. So, but be assured, you know, we are very familiar with a lot of the firms on the street, and so we’re going to be active, going to conferences and looking to get research coverage and all of those things.

[name redacted]

How have the companies that WestPark has taken public done recently, that they’ve—.

Jonathan Destler

—I’ll refer you to looking them up, uh, on your own. It’s not for us to really comment on that. The markets have been tough. Some have done, you know, well, and some haven’t, but it’s all about building the long-term story.

[name redacted]

Yeah. Okay. Thank you.

Jonathan Destler

Thanks, Tony.

Operator

Our next questions are from the line of Randy Rogers, a private investor. Please proceed with your questions. The questions are currently from the line of Randy Rogers. Please go ahead with your questions.

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Thank you. Moving on, we have, the next questions are from the line of [name redacted], a private investor.

[name redacted]

Hello, Don. I’m sorry. Hello, Jon. How are you doing?

Jonathan Destler

Hi, [name redacted].

[name redacted]

Jon, I had a quick question for you. From an operational standpoint, we need to do, uh, the reverse split to get us down to, uh, a certain number of shares, 12,500,000, and more importantly, a valuation that the market will accept. But, from an operational standpoint, what is the effect of having a company with a cap structure, is it, of 12,500,000 shares in the marketplace? Is it a sufficient number of shares to create the liquidity needed for institutions to get involved with the company?

Jonathan Destler

I’m not sure how to answer that other than it depends on the institutions, right? I think there are companies out there with all different types of cap structures. But, I think that’s going to be more driven by our performance. And at some point, if liquidity is an issue. Like one of the questions earlier, I think, was asked about, would we consider doing a forward split? That could be one of the reasons that would, you know, come into play for doing that, to allow more volume and more liquidity.

So, yeah, we’re definitely open to that. I think the key is to perform, to use these proceeds to execute on our plan, to ramp up and broaden the commercialization of our technology, which many of you, if you’re following us, you can see what we’re doing on LinkedIn as we post some of these installations. And, uh, it’s pretty exciting, the work we’ve done with UC, Davis. So, I think it’s all about putting the funding to use, going to the next stage, and then the valuation of the company. If we communicate that to the street, it should reflect that. And that’s our plan.

[name redacted]

Okay. Thank you. One last question. Can you touch on some of the highlights of the results, the research results from UC, Davis?

Jonathan Destler

Um, I think since we don’t have that prepared in front of us, that was posted on LinkedIn, and, uh, we prefer, again, not to comment on this call anything that’s going to elicit further, um, comments. Again, this transcript will be sent to the SEC. So, it’s not that we don’t want to answer your questions. I think we just want to look at, uh, what we can do to get this IPO done. All of that’s been posted on LinkedIn. I’d refer you to those posts there, pretty exciting.

[name redacted]

Excellent, excellent. Okay. Thanks for all your hard work.

Jonathan Destler

Thanks. Thanks for the support, James.

Operator

Our next question is from the line of [name redacted] with [name redacted]. Please proceed with your questions. Mr. [name redacted], you’re on the line for questions.

Thank you. Moving on, we have, the next question is from the line of [name redacted], [name redacted]. Please go ahead with your questions.

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[name redacted]

Thank you. Thank you, gentlemen. I’m a private investor, just have a couple of questions. I certainly understand the markets are tough right now. I sit on the board of several publicly traded companies. And it’s tough out there. Um, have you considered, however, looking at what the costs are going to be, not only the cost to the shareholders from us doing another reverse split, but also the costs you’re going to have to pay the broker with regard to this, and seeing if we can raise this money privately?

You might as well give that lower cost basis to the actual investors now, and private investors, instead of paying all those additional costs. Have you looked at that? And then, number two, have you considered going to others in the industry, BASF or others you may have supply relationships with, and seeing if they would be interested in coming in for a piece of the company?

Jonathan Destler

Great questions, [name redacted]. And I think we touched a little bit earlier — I’ll comment, and then, Geoff, you can chime in, since you’ve been involved in a lot of this. But, even before Geoff joined full time as CEO, I can tell you, again, for no lack of a tremendous amount of effort over the past really two years, and the last year, and while, we’ve been really doing a parallel or dual track with the public listing and the private sector. We’ve had, and continue to have, dialogue, which is encouraging on the one hand.

But, what we’ve been hearing on the private sector, the venture capital, strategic investors as well, is that the valuations are about the same if not more. Um, they’ve come down more. So, it’s just a balancing act, [name redacted]. I think that what we’ve come to understand, and we’ve been told flat-out is we can start a diligence process with, on the private side.

And this was the inflection point we came to in the last month. That process could take 90 to 120 days and bearing in mind, the bigger the name, I mean, you dropped one of the names, right, the slower they move. And it just seemed to be like the uncertainty, given at the end of that process of what would be there, and the risk of a window closing here on the public side.

So, we get it, I mean, the cost of being public. I mean, bearing in mind, we’re pretty good. We’re not using big law firms and big audit firms. I mean, they’re qualified, but we’re probably lean and mean compared to most public companies. Um, yeah, I mean, Geoff, do you want to add to that because you’ve been part of these discussions?

Geoffrey Andersen

Yeah. Thanks, Jon. Um, I don’t have a lot to add, but I’ll just confirm that the discussions, I think, with private investors have not been any more encouraging in terms of valuation. Um, I know strategic investors like the one mentioned, I come from a bit of a background like that. They just don’t move fast enough. And I’ll reiterate the point that I made earlier. You know, that’s, our employees and suppliers and customers really need to have some certainty quickly. And that’s why, you know, we just really feel this IPO, um, is our best option.

[name redacted]

Okay. If I can just follow up, if the technology is as good as we think it is, how come we can’t get someone else in the industry to come in and partner with us for the funds that we need? That’s number one. And then, number two. I just would caution the board not to be in such a hurry to look at other options for an IPO. Um, I’m consulting with another company now. And it just does not make sense to go public now.

Um, they’re (inaudible) terms, then you go in the market. If you don’t have liquidity, your price is going to drop. And you can’t, then, do a forward, um, because, then, your price drops even more. And so, you know, being on the public markets may not be a blessing at this time. In fact, I’m also advising several companies that are public to go private now. Um, so, I just, please look at all these different options here. Just because you go public, I can still see this thing dropping, um, if you don’t have the liquidity, and you don’t have a market maker.

The final thing I would just say is, I don’t know how many shareholders there are now. But, if you’re looking at $8 million, you know, given the shareholders we have now, if you gave them the same deal that, you know, subtracting the cost also to brokers, we might come up with the money. Um, so those are just my thoughts. Thank you.

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Jonathan Destler

Yeah, [name redacted]. Again, thanks for, you know, your feedback. I mean, these are great points. Um, and, again, this idea of going public is not like in the traditional sense, like, “Hey, we’ve reached the point where now we’re ready to go,” having gone the traditional route. Um, this is not, you know, this is not our first choice, given this market environment. But, we have, in our opinion, and what we’ve experienced in the last, you know, year and change, exhausted or put a lot of work into alternative avenues, a lot of work.

And with these large strategic investors, that question is out there. But, as you know, it sounds good, but, you know, they’re in rush. And even some of these large strategic investors are having big cash drawbacks right now, you know. Um, you know, so, I mean, that’s just, and, again, we really can’t comment more because we’re getting on the, you know, into the disclosure issue.

But, be assured, we have really worked hard to exhaust all these different avenues. And so, this one isn’t one that we’re taking because it’s the easy way. It’s just, really, in our opinion, it’s the only way right now without risking the company, you know, not making it. So, that’s really what’s driving this decision right now.

[name redacted]

Okay. Thank you.

Jonathan Destler

Okay. Thanks, Curtis.

Operator

The next question comes from the line of [name redacted] with [name redacted]. Please proceed with your questions.

[name redacted]

Hey, Jon. It’s [name redacted]. How are you?

Jonathan Destler

Hi, [name redacted].

[name redacted]

Um, could you do me a favor? Hi. Could you do me a favor and explain, so if you do raise the capital, what kind of runway does the company have to operate? Because I know people are talking about stock prices dropping and things of that nature. Uh, it feels to me like you need more of a runway to do all the things on your list to get the company to continue to make progress. So, if you maybe can comment on that, that would be helpful.

Jonathan Destler

I think, [name redacted], that’s going to go back to what we were saying earlier about, you know, what we can and can’t comment on. But, I will say this. Part of the, what we’re being advised, and this is all public information on, you know, qualification for NASDAQ, I think there’s, one of the line items is that we have at least 12 months of runway, net-net proceeds after everything.

So, you know, our goal is to, you know, for this to at least take us at least a year down the road. And, again, during this time, I’m not going to predict anything. I’ve been wrong. But, you know, we’ve been in a two-year bear market for growth, especially, and small cap. So, at some point, we hope the second half of this year may be better. We don’t count on that, but, you know, markets turn.

And, as a public company, I’m just going to make a general statement, if we’re able to execute and get interest in our story, um, once we’re public, we can go back to the market and raise additional capital, if that makes sense, and much quicker, right? That can be done like, you know, in a week.

So, I think the idea is that, yeah, we want to have enough capital to really ramp up and change the complexion of our story, right? I mean, it’s going to be, you know, from where we are now to really going at an accelerated pace. And I think that should provide us with the momentum we need.

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[name redacted]

Great. Thank you.

Jonathan Destler

Thanks.

Operator

Our next question is from the line of [name redacted], a private investor. Please proceed with your questions.

[name redacted]

Yes, Jon. Sorry to circle back again. A quick question. If the $4 is the minimum, uh, IPO price, and it goes public, is there the risk of the delisted? Is there a floor, let’s just say things turn down, that the, it could be delisted? Or just, you know, that’s my question. Thank you.

Jonathan Destler

So, as I understand, $4 is the number to get listed, and then $1 is the minimum to stay listed.

[name redacted]

Okay. Thank you. Thanks, Jon.

Jonathan Destler

And they give you a grace period and, you know, and time and all of that. But, that’s, I think I’m quoting that correctly.

[name redacted]

Okay.

Jonathan Destler

Yeah, thanks, Jeff.

[name redacted]

Obviously, that’s not, okay. Obviously, that’s not what we’re planning, and I’m, you know, supporting you guys a lot, so—

Jonathan Destler

—No, we know that.

[name redacted]

Well, I just, yeah, I just — just really quickly, I can feel what you guys are going through and supported on this end and wish you the best. And I think your comment of, hopefully the environment is really bad. You know, it’s so bad right now that it can only go up. And I think that will be, hopefully, a tailwind for everybody. Thank you.

Jonathan Destler

We agree, Jeff. Yeah, thanks.

Operator

Thank you. And we have another question. Thank you. Please go ahead, gentlemen.

Jonathan Destler

Okay. I think we have time for one more. Go ahead.

Operator

One more? Thank you. The next question is from Francis Sculuccio (sp), a private investor.

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[name redacted]

Uh, hey, Jon. How are you? Francis Sculoccio here. How are you?

Jonathan Destler

Hi, [name redacted]. Good. How are you doing?

[name redacted]

Yeah, good, good. You guys, great, thank you so much for the hard work over all these years. I’m one of the original investors, OG, as we call it. So, I just would like you to speak again to, uh, the over two and a half years restricted. If this IPO you say is imminent, right, which is what it sounds like to me, can you speak to the restrictions of that to an original investor, such as myself, who came in, you know, in the beginning? That’s one thing. So, is there going to be, is that going to be restricted, that stock, once this IPO happens?

And then, um, the other thing is, you know, the other reason, the other ways I found out about the IPO was, you know, was on Seeking Alpha, was on certain places, which said that it was going to happen within a few days or a week or within a week. And it never did. So, how will we know when this is going to happen? Because, you know, we have to, I have to arrange things with a broker, and they have to call Colonial and blah-blah-blah. It’s a whole to-do, as you know. So, can you speak to those two things? Thank you.

Jonathan Destler

Yeah, those are good questions. Let me start with the last one. Those websites that, I guess, are out there estimating the time and the, we have nothing to do with them. I think they have some algorithm, right? They follow the filings and estimate, I’m not sure, through the bankers or I really don’t know. Because it’s odd.

No one ever contacts, and there’s no one that would know anything more than what we filed. So, just an FYI for when you look up our name in the IPO. I think those are auto generated, and they, you know, and they guesstimate some things in terms of timing. There may be something they get from bankers, but we’re not aware of that.

So, back to the other part, we mentioned earlier, Francis, we’re going to be freeing up a number of shares, a percentage of everyone’s holdings, everyone that’s held the stock for two years or more. That’s just the requirement. Um, and we’ll notify everybody. We expect to be really soon about that. I mean, we’re trying to get all this done here by the end of the month.

So, um, that part of it, you’ll know. And then, you’ll have time to work with your broker and as those shares are unrestricted, um, you know, to be moved to a brokerage account. And then, in terms of, barring that, right, if we weren’t doing that, or for anybody that’s just, you know, held stock or the shares are restricted, I believe, and, again, we can, is that by default, those shares get free, um, a certain period right after the IPO.

I think it’s either three months or six months. And I’m sorry, I don’t have that. I think six months would be the latest. So, we will in our next update let everybody know. But, there’s a percentage of everyone’s shares that should be freed up who have held their stock for, you know, two years or more, which is most of you. And those will be free at the time of the IPO.

[name redacted]

So, can you say when the IPO is going to happen, since it’s so imminent, so that we have, so I can like notify, uh, my broker or not?

Jonathan Destler

We haven’t gotten the pricing date yet, so it’s just what we’re being, you know, told. So, I think it’s pending. Again, this is, I’m going to speak in general, not about our company, is this checklist now is kind of a final checklist. You know, we have our 10-Q, which needs to be filed on Monday. And then, there’s some things internally that need to be done, again to make sure all the boxes are checked and qualification, kind of like the last checkoffs for the plane, like I mentioned the analogy on the runway.

And so, we expect, you know, the next stage of this, we’ll get a date. Um, I guess the bankers are working with their group getting the book finalized. And so, you know, we’re hoping for that to be, you know, soon here, within the next 30 days, I guess I would like to say.

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[name redacted]

And then, how will we as investors know that date?

Jonathan Destler

We will send, there will be a notice probably that we’ll send out through our IR firm, same as you got the notice for this call.

[name redacted]

Okay. Understood. Thank you very much.

Jonathan Destler

Thanks, Francis. Thanks for all your support.

Operator

Thank you.

Jonathan Destler

I think that’s, uh, that’s it.

Operator

Yes, thank you. Would you like to make any closing comments, gentlemen?

Jonathan Destler

I’d just like to thank everybody, again, for their support. Appreciate your patience in these markets. We’re working hard. We have an incredible team. And we’re excited, more than excited than ever to see this through and get the company to the next stage of development. Any other questions that people have, please feel free to reach out directly. Um, and we’ll be glad to accommodate. Anything else from you, Geoff?

Geoffrey Andersen

No, I’m good, Jon. Thank you.

Jonathan Destler

Okay.

Operator

Thank you. This will conclude today’s conference. You may disconnect your lines at this time. Thank you for your participation.

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